UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 24, 2005
Trinity3 Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-26651	65-0884085
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20261 Acacia Street, Suite 200 Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(949) 660-1212

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Section 8 - Other Events
Item 8.01 Other Events.

The Registrant will file a second amended Form 10-QSB (the "Amended Quarterly Report"), for the quarterly period ended March 31, 2005, as filed on June 24, 2005 (the "Quarterly Report"), containing Interim Financial Statements in compliance with Section 310(b) of Regulation S-B. The Registrant’s independent accounting firm has requested certain changes be made to the Quarterly Report, including: formatting changes in the Notes to the Financial Statements; changes to Note 2, of the Notes to Financial Statements, regarding comparison of Property Equipment and Depreciation, between December 31, 2004 and March 31, 2005; and Item 2. Management's Discussion and Analysis of Operation, Liquidity and Capital Resources, in the comparison of assets and liabilities between December 31, 2004 and March 31, 2005. The consolidated financial statements of the Registrant and its wholly owned subsidiaries contained in the Quarterly Report, as filed on June 24, 2005, were not reviewed by its independent accounting firm at the time of filing. There will not be any changes to the Registrant’s Balance Sheet or Income Statement for the periods reported in the Amended Quarterly Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY3 CORPORATION
(Registrant)

Date	September 20, 2005
By:		/s/ STEVEN D. HARGREAVES
Name:		Steven D. Hargreaves
Title:		Chief Financial Officer